Exhibit 99.1

Pitney Bowes Announces Fourth Quarter and Full Year 2023 Financial Results

STAMFORD, Conn.--(BUSINESS WIRE)--February 1, 2024--Pitney Bowes (NYSE: PBI) (“Pitney Bowes” or the “Company”), a global shipping and mailing company that provides technology, logistics, and financial services, today announced its financial results for the fourth quarter and full year of 2023.

Jason Dies, Interim Chief Executive Officer, commented:

“Pitney Bowes is beginning 2024 with positive momentum and a strong set of go-forward priorities following a productive fourth quarter. At the enterprise level, we are on track with our cost reduction and restructuring efforts after increasing targets late last year. Our SendTech and Presort segments again delivered solid profit increases and margin expansion in the fourth quarter, reflecting continued focus on both productivity and revenue growth initiatives. Global Ecommerce delivered improved profitability year-over-year and sequentially in the fourth quarter, demonstrating the value of our network in peak and on a go forward basis. We are continuing to take actions and review options to realize the value of this segment. Importantly, as we look ahead in 2024, we will continue to operate with intensity and prioritize actions that support a shift into shipping solutions and our specific growth goals in SaaS shipping technology.”

Fourth Quarter Financial Highlights

  Revenue in the quarter was $872 million, a decrease of 4 percent on both a reported and comparable basis versus prior year (1)
  GAAP EPS was a loss of $1.27 compared to GAAP EPS of $0.04 in fourth quarter 2022; Adjusted EPS was $0.07 compared to $0.06 in the prior year
  GAAP EPS includes a loss of $1.24 for a non-cash goodwill impairment charge related to the Global Ecommerce segment and $0.08 for restructuring charges
  GAAP cash from operating activities was $94 million in the quarter and Free Cash Flow was $78 million
  Progressing well and on target with previously communicated cost reduction and restructuring efforts
  Cash and short-term investments were $623 million at year-end

Full Year Financial Highlights

  Revenue was $3.3 billion, a decrease of 8 percent on a reported basis and 3 percent on a comparable basis versus 2022 (1)
  GAAP EPS was a loss of $2.20 and Adjusted EPS was $0.04
  GAAP EPS includes a loss of $1.91 for non-cash goodwill impairment charges related to the Global Ecommerce segment and $0.26 for restructuring charges
  GAAP cash from operating activities was $79 million and Free Cash Flow was $22 million
  Reduced total debt by $59 million and refinanced our 2024 notes

(1) Comparable basis is defined in the “Use of Non-GAAP Measures” section

Earnings per share results are summarized in the table below:

	Fourth Quarter
	2023	2022
GAAP EPS	($1.27)	$0.04
Restructuring Charges	$0.08	$0.03
Goodwill Impairment	$1.24	-
Foreign Currency Loss on Intercompany Loans (2)	$0.02	-
Gain on Sale of Business	-	($0.01)
Adjusted EPS (3)	$0.07	$0.06
	Full Year
	2023	2022
GAAP EPS	($2.20)	$0.21
Restructuring Charges	$0.26	$0.08
Goodwill Impairment	$1.91	-
Foreign Currency Loss on Intercompany Loans (2)	$0.02	-
(Gain) / Loss on Debt Redemption	($0.01)	$0.02
Proxy Solicitation Fees	$0.05	-
Gain on Sale of Assets	-	($0.06)
Gain on Sale of Business	-	($0.09)
Adjusted EPS (3)	$0.04	$0.15

(2) Going forward, we will be eliminating the effects of foreign currency on intercompany loans in calculating adjusted earnings.

(3) The sum of the earnings per share may not equal the totals due to rounding.

Business Segment Reporting

SendTech Solutions

SendTech Solutions offers physical and digital mailing and shipping technology solutions, financing, services, supplies and other applications for small and medium businesses, retail, enterprise, and government clients around the world to help simplify and save on the sending, tracking and receiving of letters, parcels and flats.

	Fourth Quarter
($ millions)	2023	2022	% Change Reported	% Change Comparable Basis
Revenue	$327	$341	(4%)	(5%)
Adjusted Segment EBITDA	$121	$113	7%
Adjusted Segment EBIT	$113	$106	7%
	Full Year
($ millions)	2023	2022	% Change Reported	% Change Comparable Basis
Revenue	$1,293	$1,360	(5%)	(4%)
Adjusted Segment EBITDA	$435	$430	1%
Adjusted Segment EBIT	$405	$401	1%

EBIT and EBIT margin expansion in the fourth quarter was driven by improvements in gross margin, strong execution, and cost reduction actions.

Fourth quarter revenue decline was driven by a reduction in our meter base, timing of our product lifecycle, and a tough prior year compare in our shipping products. Recurring revenue from our shipping solutions grew 17 percent versus prior year and helped offset the decline.

Presort Services

Presort Services provides sortation services that enable clients to qualify for USPS workshare discounts in First Class Mail, Marketing Mail, Marketing Mail Flats and Bound Printed Matter.

	Fourth Quarter
($ millions)	2023	2022	% Change Reported
Revenue	$163	$158	3%
Adjusted Segment EBITDA	$43	$37	17%
Adjusted Segment EBIT	$34	$29	17%

	Full Year
($ millions)	2023	2022	% Change Reported
Revenue	$618	$602	3%
Adjusted Segment EBITDA	$145	$110	31%
Adjusted Segment EBIT	$111	$82	35%

Presort delivered strong top and bottom-line performance. New sales and higher revenue per piece more than offset organic mail decline, driving revenue growth in the fourth quarter.

Adjusted Segment EBIT and EBITDA growth was driven by higher revenue and improved labor productivity from increased automation and process improvements.

Global Ecommerce

Global Ecommerce provides business to consumer logistics services for domestic and cross-border delivery, returns and fulfillment.

	Fourth Quarter
($ millions)	2023	2022	% Change Reported	% Change Comparable Basis
Revenue	$381	$410	(7%)	(7%)
Adjusted Segment EBITDA	($3)	($6)	47%
Adjusted Segment EBIT	($20)	($23)	14%
	Full Year
($ millions)	2023	2022	% Change Reported	% Change Comparable Basis
Revenue	$1,355	$1,576	(14%)	(6%)
Adjusted Segment EBITDA	($67)	($22)	>(100%)
Adjusted Segment EBIT	($134)	($100)	(33%)

Global Ecommerce experienced strong volumes during peak, processing 61 million domestic parcels in the fourth quarter, which is up 13 percent from fourth quarter 2022. Domestic parcel revenue grew 7 percent in the fourth quarter versus prior year, which was more than offset by a loss in revenue from cross-border.

Improved EBIT in the fourth quarter reflects the positive impact of cost actions, higher domestic parcel volumes, and increased network productivity. These benefits were partially offset by the decline in cross-border.

Full Year 2024 Guidance

We expect revenue growth to range from flat to a low-single digit decline and EBIT margins to remain relatively flat on a year-over-year basis.

We expect incremental benefit in 2024 from our company-wide cost reduction program as savings from actions taken in 2023 annualize and we further execute on the plan. We expect restoration of variable compensation and wage inflation to partially offset gains.

We also expect similar levels of capital expenditures in 2024 as in 2023 and interest expense to remain around the elevated rate incurred in Q4 2023.

Conference Call and Webcast

Management of Pitney Bowes will discuss the Company’s results in a broadcast over the Internet today at 8:00 a.m. ET. Instructions for listening to the earnings results via the Web are available on the Investor Relations page of the Company’s web site at www.pitneybowes.com.

About Pitney Bowes

Pitney Bowes (NYSE:PBI) is a global shipping and mailing company that provides technology, logistics, and financial services to more than 90 percent of the Fortune 500. Small business, retail, enterprise, and government clients around the world rely on Pitney Bowes to remove the complexity of sending mail and parcels. For additional information, visit: www.pitneybowes.com

Use of Non-GAAP Measures

Our financial results are reported in accordance with generally accepted accounting principles (GAAP). We also disclose certain non-GAAP measures, such as adjusted earnings before interest and taxes (Adjusted EBIT), adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), adjusted earnings per share (Adjusted EPS), revenue growth on a comparable basis and free cash flow.

Adjusted EBIT, Adjusted EBITDA and Adjusted EPS exclude the impact of restructuring charges, goodwill impairment charges, foreign currency gains and losses on intercompany loans, gains, losses and costs related to acquisitions and dispositions, gains and losses on debt redemptions and other unusual items. Management believes that these non-GAAP measures provide investors greater insight into the underlying operating trends of the business.

We disclose revenue growth on a comparable basis, which excludes three items. First, the comparison excludes the impacts of foreign currency. Second, we are excluding the impact of the divestiture of the Borderfree business effective July 1, 2022. Third, we are excluding the impact of a change in the presentation of revenue beginning in the fourth quarter of 2022, from a gross basis to net basis due to an adjustment in terms of one of our contracts with the United States Postal Service. The change in revenue presentation impacts both our Global Ecommerce and SendTech Solutions segments. The change in revenue presentation does not impact gross profit. Management believes that excluding these items provides investors with a better understanding of the underlying revenue performance.

Free cash flow adjusts cash flow from operations calculated in accordance with GAAP for capital expenditures, restructuring payments and other special items. Management believes free cash flow provides investors better insight into the amount of cash available for other discretionary uses.

Adjusted Segment EBIT is the primary measure of profitability and operational performance at the segment level and is determined by deducting from segment revenue the related costs and expenses attributable to the segment. Adjusted Segment EBIT excludes interest, taxes, unallocated corporate expenses, foreign currency gains and losses on intercompany loans, restructuring charges, goodwill impairment, and other items not allocated to a business segment. The Company also reports Adjusted Segment EBITDA as an additional useful measure of segment profitability and operational performance.

Complete reconciliations of non-GAAP measures to comparable GAAP measures can be found in the attached financial schedules and at the Company's web site at www.pb.com/investorrelations.

This document contains “forward-looking statements” about the Company’s expected or potential future business and financial performance. Forward-looking statements include, but are not limited to, statements about future revenue and earnings guidance and future events or conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. Factors which could cause future financial performance to differ materially from expectations include, without limitation, declining physical mail volumes; changes in postal regulations or the operations and financial health of posts in the U.S. or other major markets or changes to the broader postal or shipping markets; our ability to continue to grow and manage unexpected fluctuations in volumes, gain additional economies of scale and improve profitability within our Global Ecommerce segment; the loss of some of our larger clients in our Global Ecommerce and Presort Services segments; the loss of, or significant changes to, United States Postal Service (USPS) commercial programs, or our contractual relationships with the USPS or their performance under those contracts; the impacts of higher interest rates and the potential for future interest rate increases on our cost of debt; and other factors as more fully outlined in the Company's 2022 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission during 2023. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

Note: Consolidated statements of income; revenue, adjusted segment EBIT and adjusted segment EBITDA by business segment; and reconciliations of GAAP to non-GAAP measures for the three and twelve months ended December 31, 2023 and 2022, and consolidated balance sheets at December 31, 2023 and 2022 are attached.

Pitney Bowes Inc.
Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2023	2022	2023	2022
Revenue:
Business services	$564,094	$582,674	$2,045,069	$2,249,941
Support services	100,280	112,572	410,734	438,191
Financing	68,874	67,424	271,197	274,508
Equipment sales	84,973	92,150	323,739	354,960
Supplies	36,674	37,425	147,709	154,186
Rentals	16,683	16,446	67,900	66,256
Total revenue	871,578	908,691	3,266,348	3,538,042

Costs and expenses:
Cost of business services	477,545	500,732	1,756,616	1,934,206
Cost of support services	32,486	37,366	137,676	148,829
Financing interest expense	17,169	13,962	63,281	51,789
Cost of equipment sales	57,454	65,662	223,757	253,843
Cost of supplies	10,740	10,704	43,347	43,778
Cost of rentals	4,755	6,053	19,614	25,105
Selling, general and administrative	223,175	226,571	897,260	905,570
Research and development	10,276	11,257	41,405	43,657
Restructuring charges	18,965	6,043	61,585	18,715
Goodwill impairment	220,585	-	339,184	-
Interest expense, net	28,401	23,164	100,445	89,980
Other components of net pension and postretirement (income) cost	(2,112)	1,079	(8,256)	4,308
Other income, net	-	(1,319)	(3,064)	(21,618)
Total costs and expenses	1,099,439	901,274	3,672,850	3,498,162

(Loss) income before taxes	(227,861)	7,417	(406,502)	39,880
(Benefit) provision for income taxes	(4,025)	1,121	(20,875)	2,940
Net (loss) income	$(223,836)	$6,296	$(385,627)	$36,940

(Loss) earnings per share:
Basic	$(1.27)	$0.04	$(2.20)	$0.21
Diluted	$(1.27)	$0.04	$(2.20)	$0.21

Weighted-average shares used in diluted earnings per share	176,342	177,999	175,640	177,252

Pitney Bowes Inc.
Consolidated Balance Sheets
(Unaudited; in thousands)

Assets	December 31, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$601,053	$669,981
Short-term investments	22,166	11,172
Accounts and other receivables, net	342,236	343,557
Short-term finance receivables, net	563,536	564,972
Inventories	70,053	83,720
Current income taxes	564	8,790
Other current assets and prepayments	98,802	115,824
Total current assets	1,698,410	1,798,016
Property, plant and equipment, net	383,628	420,672
Rental property and equipment, net	23,583	27,487
Long-term finance receivables, net	653,085	627,124
Goodwill	734,409	1,066,951
Intangible assets, net	62,250	77,944
Operating lease assets	309,958	296,129
Noncurrent income taxes	60,995	46,613
Other assets	352,360	380,419
Total assets	$4,278,678	$4,741,355

Liabilities and stockholders' (deficit) equity
Current liabilities:
Accounts payable and accrued liabilities	$881,969	$907,083
Customer deposits at Pitney Bowes Bank	640,323	628,072
Current operating lease liabilities	60,069	52,576
Current portion of long-term debt	58,931	32,764
Advance billings	89,087	105,207
Current income taxes	6,523	2,101
Total current liabilities	1,736,902	1,727,803
Long-term debt	2,087,101	2,172,502
Deferred taxes on income	211,477	263,131
Tax uncertainties and other income tax liabilities	19,091	23,841
Noncurrent operating lease liabilities	277,981	265,696
Other noncurrent liabilities	314,702	227,729
Total liabilities	4,647,254	4,680,702

Stockholders' (deficit) equity:
Common stock	270,338	323,338
Retained earnings	3,077,988	5,125,677
Accumulated other comprehensive loss	(851,245)	(835,564)
Treasury stock, at cost	(2,865,657)	(4,552,798)
Total stockholders' (deficit) equity	(368,576)	60,653
Total liabilities and stockholders' (deficit) equity	$4,278,678	$4,741,355

Pitney Bowes Inc.
Business Segment Revenue
(Unaudited; in thousands)

	Three months ended December 31,			Twelve months ended December 31,
	2023	2022	% Change	2023	2022	% Change

Global Ecommerce
Revenue, as reported	$381,020	$409,725	(7%)	$1,355,326	$1,576,348	(14%)
Impact of change in revenue presentation		-			(115,171)
Impact of Borderfree divestiture		-			(22,550)
Comparable revenue before currency	381,020	409,725	(7%)	1,355,326	1,438,627	(6%)
Impact of currency on revenue	(955)			1,300
Comparable revenue	$380,065	$409,725	(7%)	$1,356,626	$1,438,627	(6%)

Presort Services
Revenue, as reported	$163,139	$157,714	3%	$617,599	$602,016	3%

Sending Technology Solutions
Revenue, as reported	$327,419	$341,252	(4%)	$1,293,423	$1,359,678	(5%)
Impact of change in revenue presentation		-			(12,916)
Comparable revenue before currency	327,419	341,252	(4%)	1,293,423	1,346,762	(4%)
Impact of currency on revenue	(1,745)			1,719
Comparable revenue	$325,674	$341,252	(5%)	$1,295,142	$1,346,762	(4%)

Consolidated
Revenue, as reported	$871,578	$908,691	(4%)	$3,266,348	$3,538,042	(8%)
Impact of change in revenue presentation		-			(128,087)
Impact of Borderfree divestiture		-			(22,550)
Comparable revenue before currency	871,578	908,691	(4%)	3,266,348	3,387,405	(4%)
Impact of currency on revenue	(2,700)			3,019
Comparable revenue	$868,878	$908,691	(4%)	$3,269,367	$3,387,405	(3%)

Pitney Bowes Inc.
Adjusted Segment EBIT & EBITDA
(Unaudited; in thousands)

	Three months ended December 31,
	2023			2022			% change
	Adjusted Segment EBIT (1)	D&A	Adjusted Segment EBITDA	Adjusted Segment EBIT (1)	D&A	Adjusted Segment EBITDA	Adjusted Segment EBIT	Adjusted Segment EBITDA

Global Ecommerce	$(19,700)	$16,758	$(2,942)	$(22,906)	$17,390	$(5,516)	14%	47%
Presort Services	34,454	8,470	42,924	29,386	7,438	36,824	17%	17%
Sending Technology Solutions	113,435	7,661	121,096	105,535	7,330	112,865	7%	7%
Segment total	$128,189	$32,889	161,078	$112,015	$32,158	144,173	14%	12%

Reconciliation of Segment Adjusted EBITDA to Net (Loss) Income:
Segment depreciation and amortization			(32,889)			(32,158)
Unallocated corporate expenses			(65,169)			(62,748)
Restructuring charges			(18,965)			(6,043)
Goodwill impairment			(220,585)			-
Foreign currency loss on intercompany loans			(5,761)			-
Gain on sale of businesses, including transaction costs			-			1,319
Interest expense, net			(45,570)			(37,126)
Benefit (provision) for income taxes			4,025			(1,121)
Net (loss) income			$(223,836)			$6,296

	Twelve months ended December 31,
	2023			2022			% change
	EBIT (1)	D&A	EBITDA	EBIT (1)	D&A	EBITDA	EBIT	EBITDA

Global Ecommerce	$(133,733)	$66,664	$(67,069)	$(100,308)	$78,296	$(22,012)	(33%)	>(100%)
Presort Services	110,912	33,642	144,554	82,430	28,039	110,469	35%	31%
Sending Technology Solutions	405,347	30,005	435,352	400,909	29,489	430,398	1%	1%
Segment total	$382,526	$130,311	512,837	$383,031	$135,824	518,855	(0%)	(1%)

Reconciliation of Segment EBITDA to Net (Loss) Income:
Segment depreciation and amortization			(130,311)			(135,824)
Unallocated corporate expenses			(210,931)			(204,251)
Restructuring charges			(61,585)			(18,715)
Goodwill impairment			(339,184)			-
Gain (loss) on debt redemption			3,064			(4,993)
Foreign currency loss on intercompany loans			(5,761)			-
Proxy solicitation fees			(10,905)			-
Gain on sale of assets			-			14,372
Gain on sale of businesses, including transaction costs			-			12,205
Interest expense, net			(163,726)			(141,769)
Benefit (provision) for income taxes			20,875			(2,940)
Net (loss) income			$(385,627)			$36,940

(1)	Adjusted segment EBIT excludes interest, taxes, general corporate expenses, restructuring charges, goodwill impairment, and other items that are not allocated to a particular business segment.

Pitney Bowes Inc.
Reconciliation of Reported Consolidated Results to Adjusted Results
(Unaudited; in thousands, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2023	2022	2023	2022

Reconciliation of reported net (loss) income to adjusted EBIT and adjusted EBITDA
Net (loss) income	$(223,836)	$6,296	$(385,627)	$36,940
(Benefit) provision for income taxes	(4,025)	1,121	(20,875)	2,940
(Loss) income before taxes	(227,861)	7,417	(406,502)	39,880
Restructuring charges	18,965	6,043	61,585	18,715
Goodwill impairment	220,585	-	339,184	-
(Gain) loss on debt redemption	-	-	(3,064)	4,993
Foreign currency loss on intercompany loans	5,761	-	5,761	-
Proxy solicitation fees	-	-	10,905	-
Gain on sale of assets	-	-	-	(14,372)
Gain on sale of businesses, including transaction costs	-	(1,319)	-	(12,205)
Adjusted net income before tax	17,450	12,141	7,869	37,011
Interest, net	45,570	37,126	163,726	141,769
Adjusted EBIT	63,020	49,267	171,595	178,780
Depreciation and amortization	40,398	39,064	160,430	163,816
Adjusted EBITDA	$103,418	$88,331	$332,025	$342,596

Reconciliation of reported diluted (loss) earnings per share to adjusted diluted earnings per share
Diluted (loss) earnings per share	$(1.27)	$0.04	$(2.20)	$0.21
Restructuring charges	0.08	0.03	0.26	0.08
Goodwill impairment	1.24	-	1.91	-
(Gain) loss on debt redemption	-	-	(0.01)	0.02
Foreign currency loss on intercompany loans	0.02	-	0.02	-
Proxy solicitation fees	-	-	0.05	-
Gain on sale of assets	-	-	-	(0.06)
Gain on sale of businesses, including transaction costs	-	(0.01)	-	(0.09)
Adjusted diluted earnings per share (1)	$0.07	$0.06	$0.04	$0.15

(1) The sum of the earnings per share amounts may not equal the totals due to rounding.

Reconciliation of reported net cash from operating activities to free cash flow
Net cash from operating activities	$93,921	$166,754	$79,468	$175,983
Capital expenditures	(25,280)	(27,307)	(102,878)	(124,840)
Restructuring payments	9,291	3,645	34,443	15,406
Proxy solicitation fees paid	-	-	10,905	-
Transaction costs paid	-	379	-	5,779
Free cash flow	$77,932	$143,471	$21,938	$72,328

Contacts

Editorial -
Kathleen Raymond
Head of Communications
203.351.7233

Financial -
Phil Landler
VP, Investor Relations
203.351.6141